UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2008

CAPITAL CITY ENERGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-140806	20-5131044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8351 North High Street, Suite 101 Columbus, Ohio	43235
(Address of principal executive offices)	(Zip Code)

(614) 310 - 1614
Registrant’s telephone number, including area code

11741 Costa Blanca Ave. Las Vegas, NV 89135
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CAPITAL CITY ENERGY GROUP, INC.

TABLE OF CONTENTS

		Page

Item 1.01	Entry into a Material Definitive Agreement	3

Item 2.01	Completion of Acquisition or Disposition of Assets	3

Item 2.03	Creation of a Direct Financial Obligation	3

Item 3.02	Unregistered Sales of Equity Securities	3

Item 7.01	Regulation FD Disclosure	3

Item 8.01	Other Events	4

Item 9.01	Exhibits	4

Item 1.01.     Entry into a Material Definitive Agreement

On March 28, 2008, Capital City Petroleum, Inc. (“CCPET”), a wholly-owned subsidiary of Capital City Energy Group, Inc. (the “Company”), entered into a participation agreement (the “Participation Agreement”) with The Opportunity Fund, LLC (“Opportunity Fund”), a shareholder holding approximately 14% and whose members are officers and directors of the Company. Under the Participation Agreement, Opportunity Fund agreed to purchase, for $750,000, a participation interest in an undivided 75% of the working interest in several oil and gas leasehold estates owned by CCPET (the “Participation Interest”). CCPET agreed to guarantee distributions to Opportunity Fund totaling 12% on contributed capital for the first twelve (12) months of the Participation Agreement, and agreed that Opportunity Fund shall retain the right to sell back the Participation Interest to CCPET after twelve (12) months, or prior to the end of the fourteenth (14) month from the execution of the Participation Agreement, for 100% of Opportunity Funds contributed capital.

The foregoing description of the Participation Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is attached hereto as Exhibit 10.1.

Item 2.01.     Completion of Acquisition or Disposition of Assets

On March 28, 2008, the transactions contemplated under the Participation Agreement, described in Item 1.01 above and incorporated by reference herein, were consummated.

Item 2.03.     Creation of a Direct Financial Obligation

On March 28, 2008, the transactions contemplated under the Participation Agreement, described in Item 1.01 above and incorporated by reference herein, were consummated.

Item 3.02.     Unregistered Sales of Equity Securities

On March 28, 2008, pursuant to a consulting agreement, dated March 12, 2008, by and between the Company and CEOcast, Inc., the Company issued 40,000 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), to CEOcast, Inc., in addition to cash consideration, in exchange for investor relations services to be provided to the Company for a period of 12 months.  These shares were issued in reliance upon applicable exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended.

On March 28, 2008, the Company issued 29,796 shares of Common Stock to The Eagle Foundation in consideration for the cancellation of the principal and accrued interest under a $100,000 promissory note issued by the Company and held by The Eagle Foundation.  These shares were issued in reliance upon applicable exemptions from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 7.01.     Regulation FD Disclosure

On March 24, 2008, the Company issued a press release in which it incorrectly stated the number of shares of Common Stock outstanding.  The number of shares of Common Stock outstanding referenced in the press release should have been 26,810,740 million shares. A copy of the Press Release is attached hereto as Exhibit 99.1.

On March 27, 2008, CCPET assigned all of its membership interests of Avanti Energy Partners, LLC, an Ohio limited liability company (“Avanti”), such that after the assignment, Avanti became a wholly-owned subsidiary of the Company.

On March 27, 2008, CCPET assigned all of its membership interests of Eastern Well Services, LLC, an Ohio limited liability company (“Eastern”), such that after the assignment, Eastern became a wholly-owned subsidiary of the Company.

Item 8.01.     Other Events.

On March 28, 2008, Eastern entered into a professional services agreement (the “Professional Services Agreement”) with Saber Exploration Proprietary Limited (“Saber”). Under the Professional Services Agreement, Saber will pay a retainer of $50,000, plus additional fees for services performed, to Eastern to provide drilling, completion and engineering support for Saber’s activities in Botswana, Africa.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Participation Agreement, dated March 28, 2008, by and between Capital City Petroleum, Inc. and The Opportunity Fund, LLC.

99.1	Press Release dated March 24, 2008 - "Capital City Energy Group, Inc. Goes Public"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2008	Capital City Energy Group, Inc.

By: /s/ Timothy W. Crawford
Timothy W. Crawford
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Participation Agreement, dated March 28, 2008, by and between Capital City Petroleum, Inc. and The Opportunity Fund, LLC.

99.1	Press Release dated March 24, 2008 - "Capital City Energy Group, Inc. Goes Public"